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                                                                EXHIBIT 3(A)


                         [PROVIDENT MUTUAL LETTERHEAD]

                                 ADAM SCARAMELLA
                                      COUNSEL


                                                        April 30, 1998


Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312

        Re:     PROVIDENT MUTUAL LIFE INSURANCE COMPANY
                PROVIDENT MUTUAL VARIABLE GROWTH SEPARATE ACCOUNT, ET AL (FILE NO. 33-42133)

Gentlemen:

I hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 (File No. 33-42133) for the Provident Mutual Variable Growth Separate Account, the Provident Mutual Variable Money Market Separate Account, the Provident Mutual Variable Bond Separate Account, the Provident Mutual Variable Managed Separate Account, the Provident Mutual Variable Zero Coupon Bond Separate Account, the Provident Mutual Variable Aggressive Growth Separate Account, the Provident Mutual Variable International Separate Account and the Provident Mutual Variable Separate Account.


                                     Very truly yours,


                                     /s/ Adam Scaramella
                                     ------------------------------------
                                     Adam Scaramella